                                                                   EXHIBIT 10.95



                               SECURITY AGREEMENT

                                    BETWEEN

                          COGEN TECHNOLOGIES NJ, INC.

                                      AND

                            BAYONNE INDUSTRIES, INC.

                                  MAY 22, 1986

                               TABLE OF CONTENTS

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                                                             PAGE
                                                             ----
ARTICLE 1
DEFINITIONS................................................    2

ARTICLE 2
SECURITY INTEREST..........................................    6

         2.1   Grant of Security Interest..................    6

         2.2   Further Assurances..........................    6

         2.3   Term........................................    6


ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF COGEN....................    7

         3.1   Organization and Good Standing..............    7

         3.2   Authority...................................    7

         3.3   No Violation of Other Agreements............    7

         3.4   Title to Assets.............................    8

         3.5   Valid Security Interest.....................    8

         3.6   Location of Collateral......................    8

         3.7   Access to Collateral........................    9

ARTICLE 4
EVENTS OF DEFAULT; REMEDIES................................    9

         4.1   Events of Default...........................    9

         4.2   Remedies on Default.........................   12

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE 5
NON-WAIVER.................................................   16


ARTICLE 6
SUCCESSORS AND ASSIGNS.....................................   16


ARTICLE 7
MISCELLANEOUS..............................................   18

         7.1   Notice......................................   18

         7.2   Amendments..................................   19

         7.3   Choice of Law...............................   19

         7.4   Other Agreements............................   19

         7.5   Captions....................................   19

         7.6   Security Agreement..........................   20

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT dated as of May 22, 1986 by and between COGEN TECHNOLOGIES NJ, INC., a corporation organized under the laws of the State of Delaware, having an office at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068 ("Cogen") and BAYONNE INDUSTRIES, INC., a corporation organized under the laws of the State of New Jersey and having an office at the Foot of East 22nd Street, Bayonne, New Jersey 07002 ("BI").

Background

     Pursuant to a certain Purchase and Sale Agreement of even date herewith, BI and IMTT have sold to Cogen and Cogen has purchased from BI and IMTT the Steam Producing Facilities together with certain other assets. Pursuant to the Purchase and Sale Agreement, IMTT has assigned to BI its interest in the proceeds of the sale of the Steam Producing Facilities to Cogen. Payment of the purchase price for the Steam Producing Facilities and other such assets has been evidenced by the Note. A condition to such sale is the execution and delivery of this Security Agreement to secure payment of the Note.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter contained, the Parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The following terms when used herein shall have the following meanings, unless a different meaning shall be expressly stated or apparent from the context:

     "Affiliate" means a corporation or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation or entity.

     "Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

     "Bayonne Facility" means the tank terminal facility located at Bayonne, New Jersey, and all appurtenant property owned or leased at that location by IMTT, BI, or any Affiliates thereof.

     "BI" means Bayonne Industries, Inc., a New Jersey corporation, having its principal place of business at the Foot of East 22nd Street, Bayonne, New Jersey 07002.

     "BI Documents" means this Agreement, the Bill of Sale, the Option Agreement, the SPF Lease, the Easement Agreement, and all other documents executed and delivered by BI in connection herewith and therewith.

     "Boiler House" means the building located at the Bayonne Facility that houses the Steam Producing Facilities, except that interior portion of the building unrelated to the Steam Producing Facilities.

     "Cogen" means Cogen Technologies NJ, Inc., a Delaware corporation, having its principal place of business at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068.

     "Cogen Documents" means this Agreement, the Purchase and Sale Agreement, the Note, the Rent Note, the SPF Lease, the Option Agreement and all other documents executed and delivered by Cogen in connection herewith and therewith.

     "Cogeneration Facility" means the waste heat boilers, gas and steam turbines, generators and all appurtenant structures, equipment, including Cogen's interconnection facilities, and real property interests owned or leased and operated by Cogen at the Bayonne Facility, for purposes of generating electricity, steam, or other forms of useful thermal output.

     "Collateral" means collectively, the Steam Producing Facilities, all additions, replacements, improvements, substitutions and increments thereto, and the Proceeds.

     "Easement" means that certain easement of even date herewith from BI and IMTT to Cogen pursuant to which BI and IMTT grant to Cogen ingress and egress to the Boiler House, including all exhibits and amendments thereto as may be made from time to time, and any other easements, rights of way or licenses that may be granted to Cogen under the Ground Lease.

     "Financier" means any person lending money for the construction and operation of the Cogeneration Facility, any person providing funds for refinancing or take-out of any such loans, and any nominee or designee of any such person.

         "Ground Lease" means that certain lease agreement between BI and IMTT, as lessor, and Cogen as lessee, dated as of even date herewith for property located in Bayonne, New Jersey, including all exhibits and amendments thereto that may be made from time to time.

         "IMTT" means IMTT-Bayonne, a Delaware partnership.

         "Note" means a promissory note of even date herewith of Cogen, payable to BI in the principal amount of $2,600,000.00.

         "Obligations" means all indebtedness and liabilities of Cogen under this Agreement and under the Note.

         "Option Agreement" means that certain option agreement of even date herewith by and between BI and Cogen, including all exhibits and amendments thereto that may be made from time to time.

         "Party" or "Parties" means the signatories to this Agreement and their successors and assigns.

         "Proceeds" means (i) all proceeds received or payable to Cogen upon the sale, transfer or other disposition of the Steam Producing Facilities, other than proceeds received by Cogen from the sale or transfer of the Steam Producing Facilities from an entity to which it may assign this Agreement pursuant to Article 6.3 hereof and other than any revenues which Cogen may receive by reason of the sale of any output of the Collateral, and (ii) all insurance proceeds received payable to Cogen upon the loss, damage or destruction of the Steam

Producing Facilities, or any part thereof, as well as all claims relating to the payment of such insurance proceeds.

     "Purchase and Sale Agreement" means that certain agreement of even date herewith pursuant to which Cogen purchases and BI sells the Assets, including all exhibits and amendments thereto that may be made from time to time.

     "Rent Note" means that certain promissory note of even date herewith of Cogen, payable to BI in the principal amount of $600,000.00.

     "SPF Lease" means that certain steam producing facilities lease agreement of even date herewith between Cogen, as lessor, and IMTT, as lessee, pursuant to which the Steam Producing Facilities will be leased to IMTT, including all exhibits and amendments thereto that may be made from time to time.

     "Steam Producing Facilities" means the existing boilers and appurtenant structures and equipment located inside the Boiler House, more particularly described in Exhibit A annexed hereto, but not including the Boiler House, located at the Bayonne Facility and operated for the purpose of producing steam for industrial purposes at the Bayonne Facility, and all additions, replacements, improvements, substitutions and increments thereto.

     "Steam Sale Agreement" means that certain agreement between Cogen and IMTT dated as of June 13, 1985, for the sale of steam and electricity from a cogeneration plant, including all exhibits and amendments thereto that may be made from time to time.

                                   ARTICLE 2

                               SECURITY INTEREST

     2.1 Grant of Security Interest. As security for the payment and performance by Cogen of the Obligations, Cogen hereby creates and grants to BI a security interest in the Collateral.

     2.2 Further Assurances. Cogen will perform any and all steps reasonably requested by BI to create and maintain in BI's favor a valid and perfected security interest in the Collateral, including, without limitation, the execution and delivery, filing and refiling of financing statements and continuation statements, and any other documents necessary, in the reasonable opinion of BI, to protect its interest in the Collateral.

     2.3 Term. This Agreement shall remain in full force and effect until the Obligations have been paid and/or performed in full.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF COGEN

         Cogen hereby represents and warrants to BI as follows:

         3.1 Organization and Good Standing. Cogen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and operate its properties as now being conducted.

         3.2 Authority. The execution, delivery and performance of the Cogen Documents have been duly and validly authorized and approved by the board of directors and, to the extent necessary, the shareholders of Cogen. The Cogen Documents constitute the valid and binding agreement of Cogen enforceable against it in accordance with its terms.

         3.3 No Violation of Other Agreements. The execution, delivery and performance by Cogen of the Cogen Documents will not conflict with or cause a breach of or default under any other agreement to which Cogen is a party or by which its properties may be bound. Cogen has no reason to believe that any consents or approvals of any other persons, firms, corporations, entities, or governmental authorities are required in connection with its execution or delivery of the Cogen Documents.

         3.4 Title to Collateral. There does not exist on the date hereof any judgment, lien or other encumbrance or other lien against Cogen or any of its assets which will attach to the Collateral prior in right to the security interest granted herein or otherwise adversely affect such security interest. Except for the execution and delivery of the SPF Lease and the Option Agreement, Cogen has not taken any steps or executed any documents to convey or encumber title to the Collateral or grant a lien or security interest therein to any other party since the acquisition thereof by it from BI.

         3.5 Valid Security Interest. This Agreement constitutes a valid and continuing security interest in the Collateral in favor of BI.

         3.6  Location of Collateral.

              A. Cogen's principal place of business and the place where its records concerning the Collateral are kept is at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068, and Cogen will not change such principal place of business or remove such records except upon thirty (30) days prior written notice to BI.

              B. The Steam Producing Facilities are located in the Boiler House and Cogen will not move the Steam Producing Facilities to any other location.

     3.7 Access to Collateral. Cogen shall grant BI and its duly authorized agents and representatives from time to time during normal business hours the right to enter and examine all facilities where the Collateral or any books and records relating to compliance by Cogen with its duties under this Agreement and under the SPL Lease are located. BI and its authorized agents and representatives shall also be permitted to inspect, examine and make copies of such books and records or any part thereof.


                                    ARTICLE 4

                          EVENTS OF DEFAULT; REMEDIES

     4.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

          A. failure by Cogen to make any payment of principal or interest that has become due and payable as and when due pursuant to any provisions of the Note within thirty (30) days after notice of nonpayment given by BI.

          B. Failure by Cogen to make any payment of principal or interest that has become due and payable as and when due pursuant to any provisions of the Rent Note within thirty (30) days after notice of nonpayment given by BI.

          C. Cogen shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed without the consent of Cogen, or Cogen is generally not paying its debts as they become due by means of available assets and the fair use of credit, or has made a general assignment for the benefit of creditors; or Cogen has committed an act of bankruptcy, or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or any answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if within forty-five (45) days after the commencement of any proceeding against Cogen seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy code or any present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed; or if, within ninety (90) days after the entry of an Order for Relief under the federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court appointed fiduciary of Cogen or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within ninety (90) days after the expiration of any such stay, such order or appointment shall not have been vacated.

          D. The occurrence of an "Event of Default" on the part of Cogen under the Steam Sale Agreement, the Ground Lease, the SPF Lease or the Option Agreement.

          E. Any sale, assignment, or transfer of the Collateral or the grant of any lien, security interest or encumbrance therein to any entity other than one to whom this Agreement may be assigned under Article 6.

          F. If any representation or warranty by Cogen pursuant to or in connection with this Agreement shall be false or misleading in any material respect when made; provided, however, that such breach or misrepresentation must first be recognized in a nonappealable judgement by a court of competent jurisdiction.

          G. Any breach or violation by Cogen of the provisions of Article 3.6.B hereof.

          H. The failure of Cogen to perform any of the other covenants under this Agreement which failure continues for a period of thirty (30) days after written notice of such nonperformance; provided, however, that Cogen shall not be in default hereunder if Cogen shall diligently commence to cure such failure to perform within such thirty day period and for so long as Cogen diligently continues such efforts.

         4.2  Remedies on Default.

              A. Whenever any Event of Default shall have occurred and be continuing, BI may take any one or more of the following steps:

                  (i) declare all amounts payable hereunder and pursuant to the Note and the Rent Note to be immediately due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived hereby, anything in the Note, the Rent Note or this Agreement to the contrary notwithstanding;

                  (ii) take any action at law or in equity to collect the payments then due and thereafter to become due hereunder or under the Note and the Rent Note and to enforce payment, performance and observance of any obligations, agreement or covenant of Cogen hereunder or under the Note and the Rent Note;

                  (iii) exercise all rights of Cogen under the Option Agreement and the SPF Lease;

                  (iv) exercise any and all rights and remedies of a creditor under the Uniform Commercial Code or other applicable law; or

                  (v) take all of Cogen's right, title and interest in and to the Collateral and sell, assign, or otherwise dispose of the Collateral or Cogen's right, title and interest therein. In connection with any sale or other disposition, BI shall give Cogen and each Financier reasonable notice of the time and place of any public sale of such Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is given to Cogen and each Financier at least ten (10) days prior to the time of such sale or disposition. At such sale, BI may sell the Collateral for cash or upon credit or otherwise, at such prices and upon such terms as it deems advisable and BI may bid or become the purchaser at such sale, free of the right of redemption, which is hereby waived. BI may adjourn such sales at the time and place fixed therefor without further notice or advertisement, and may sell such Collateral as an entirety or in separate lots as it deems advisable, but BI shall not be obligated to sell all or any part of such Collateral at the time and place fixed for such sale if it determines not to do so. Any sale may be conducted at the Boiler House premises without cost or charge for rent, use, occupancy, store, or other claim by Cogen, its landlord, or any ground lessor or mortgagee.

     B. Without limiting the foregoing, in exercising its remedies upon the occurrence of an Event of Default, BI (i) shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the

Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen through its gross negligence or willful misconduct; (ii) shall be entitled to the appointment (without notice and without proof of diminution in value of the Collateral) of a receiver to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver, and (iii) generally may perform all acts necessary or proper to carry out the intention of this Agreement, as fully and completely as though BI were the absolute owner of the Collateral for all purposes, and Cogen hereby ratifies and confirms all that BI shall do by virtue of this grant of power.

     C. Whenever an Event of Default shall have occurred, Cogen will perform any and all steps necessary to effectuate the transfer, issue or reissue to BI of all Governmental Authorizations with regard to the Steam Producing Facilities so as to allow BI to Operate and Maintain the Steam Producing Facilities and/or to evidence its ownership interest therein and shall not take any act or omit to take any act the effect of which would be to limit BI's ability to effectuate such transfer, issue or reissue; provided, however, that the failure of any such Governmental Authorization to be transferred, issued or reissued due to no fault of Cogen shall not result in any liability to Cogen. In the event that any such Governmental Authorization shall fail to be transferred, issued or reissued, Cogen hereby appoints BI as its agent and attorney in fact to take all actions necessary to effectuate such transfer, issue or reissue and prospectively ratifies and approves any actions taken pursuant to such authority.

         D. All proceeds received from the sale or other disposition of the Collateral shall be applied as follows:

             (i) First, to the payment of all fees, costs and expenses relating to such sale or other disposition;

            (ii) Second, to the payment in full of the first $2,400,000.00 of principal of the Note and accrued and unpaid interest thereon (in such order as BI may determine);

           (iii) Third, to the payment of the remaining $200,000.00 principal amount of the Note;

            (iv) Fourth, the payment of accrued and unpaid interest on such $200,000.00 principal amount (the "Deferred Interest"); and

             (v) Fifth, the balance, if any, of such proceeds remaining after payment in full of the foregoing items, to Cogen or as a court of competent jurisdiction may otherwise direct.

         In the event that the proceeds received from the sale or other disposition of the Collateral shall be insufficient to satisfy the payment in full of the Deferred Interest, neither Cogen nor its officers, directors or shareholders (nor the officers, directors, shareholders or partners of any assignee of Cogen) shall be liable for any deficiency and BI shall not institute any action or proceeding against Cogen or such persons to collect the same.

                                   ARTICLE 5

                                   NON-WAIVER

         The various rights, remedies, options, and elections of BI and Cogen, expressed herein, are cumulative, and the failure of BI or Cogen to enforce strict performance by the other Party of the conditions and covenants of this Agreement or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by BI of any payment pursuant to the Note after any Event of Default by Cogen in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by BI of any such conditions and covenants, options, elections, or remedies, but the same shall continue in full force and effect.

                                   ARTICLE 6

                             SUCCESSORS AND ASSIGNS

         6.1 This Agreement shall be binding upon and inure to the benefit of the Parties and any permitted assignees as provided herein.

         6.2 Except as is expressly set forth in this Agreement, neither the rights nor the obligations of any Party under this

Agreement may be assigned, pledged, hypothecated or otherwise transferred.

     6.3 Cogen is expressly permitted to assign this Agreement as provided in this Article 6.3. Cogen may assign this Agreement to Cogen Technologies NJ Venture, provided that such assignment shall be of no force and effect unless and until Cogen Technologies NJ Venture shall have assumed in writing all of Cogen's obligations under the following instruments and notes, and shall have agreed in writing to cure any existing defaults and breaches of Cogen hereunder and thereunder:

          (1) The Steam Sale Agreement

          (2) The Ground Lease

          (3) The Option Agreement

          (4) The SPF Lease

          (5) The Note

          (6) The Purchase and Sale Agreement

          (7) The Rent Note

Cogen may assign this Agreement to any Financier which shall be obligated hereunder only as provided in Articles 21.6 and 21.7 of the Ground Lease.

     6.4 BI is expressly permitted to assign this Agreement to any person or entity, provided that such assignment shall be of no force and effect unless and until such person or entity shall have assumed in writing all of BI's obligations under this Agreement and under the instruments referred to in

Article 6.3, with the exception of the Note and the Rent Note, and shall have agreed in writing to cure any defaults and breaches hereunder and thereunder.

                                   ARTICLE 7

                                 MISCELLANEOUS

         7.1 Notice. All notices, including communications and statements which are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise provided. Service of a notice may be accomplished by personal service, telegram or registered or certified mail. If a notice is sent by registered or certified mail, it shall be deemed served within three
(3) days, excluding Saturdays, Sundays or legal Federal holidays, except as otherwise demonstrated by a signed receipt. If a notice is served by telegram, it shall be deemed served eighteen (18) hours after delivery to the telegram company. Notices may be sent to the Parties at the following addresses:

         (a) Cogen:        Cogen Technologies NJ, Inc.
                           14614 Falling Creek Drive
                           Suite 212
                           Houston, Texas 77068
                           Attention:  Mr. Robert C. McNair,
                                       President

                           With information copy to:

                           Cogen Technologies NJ, Inc.
                           Foot of East 22nd Street
                           Bayonne, New Jersey 07002
                           Attention:  Plant Manager

     (b) BI:        Bayonne Industries, Inc.
                    Foot of East 22nd Street
                    Bayonne, New Jersey 07002
                    Attention: Glynn Esteves

                             -or-

                    International-Maytex Tank
                      Terminals
                    Ninth Floor
                    321 St. Charles Avenue
                    New Orleans, Louisiana 70130
                    Attention: Mr. Thomas B. Coleman,
                               Partnership Manager

     7.2 Amendments. No amendment or modification of the terms of this Agreement shall be binding on either BI or Cogen unless reduced to writing and signed by both Parties.

     7.3 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     7.4 Other Agreements. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein, and together with the BI Documents and the Cogen Documents constitutes the entire agreement and understanding of the Parties relating to the subject matters herein.

     7.5 Captions. All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

         7.6 Security Agreement. This Agreement shall constitute a security agreement within the meaning of the Uniform Commercial Code as in force and effect in the State of New Jersey.

         IN WITNESS WHEREOF, the Parties have entered into this Agreement to be signed in quadruplicate original as of the date first written above.

         [SEAL]

ATTEST:                                     BAYONNE INDUSTRIES, INC.

/s/ BERTRAND F. ARTIGUES                    By:  /s/ RICHARD B. JURISICH
-----------------------------------             -------------------------------
Bertrand F. Artigues                                 Richard B. Jurisich
Assistant Secretary                                  Executive Vice-President/
                                                       Secretary

         [SEAL]

ATTEST:                                     COGEN TECHNOLOGIES NJ, INC.


/s/ JOHN B. WING                            By:  /s/ ROBERT C. McNAIR
-----------------------------------             -------------------------------
John B. Wing                                         Robert C. McNair
Assistant Secretary                                  President

                           EXTRACT OF SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                            BAYONNE INDUSTRIES, INC.
                         HELD AT NEW ORLEANS, LOUISIANA
                                 ON MAY 1, 1986

                        -------------------------------

         RESOLVED, that Bayonne Industries, Inc., a New Jersey corporation, shall enter into an agreement with Cogen Technologies NJ, Inc., a Delaware corporation, creating, granting and preserving to Bayonne Industries, Inc. a security interest in those certain steam producing facilities to be sold to Cogen Technologies NJ, Inc.; which steam producing facilities are situated within the boilerhouse on the tank terminal facility at Bayonne, New Jersey, presently operated by IMTT-Bayonne and owned by Bayonne Industries, Inc., and are described in detail in the Security Agreement.

         FURTHER RESOLVED, that Thomas B. Coleman, President and/or Richard B. Jurisich, Executive Vice-President/Secretary, or either of them, are authorized, empowered and directed for and in behalf of the corporation to execute, furnish and deliver, a document styled "Security Agreement Between Cogen Technologies NJ, Inc. and Bayonne Industries, Inc.," carrying into effect the foregoing resolution; and the President and/or Executive Vice-President/Secretary are further authorized to do all things necessary and appropriate in connection therewith, including particularly, the President and/or Executive Vice-President/Secretary are authorized, empowered and directed to include within the said Security Agreement such terms, provisions and conditions as they shall deem meet and appropriate and in the best interest of the corporation, all in their sole discretion.


         * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

            I, Howard W. Streiffer, Executive Vice-President-Finance of
Bayonne Industries, Inc., do hereby certify that the above and foregoing constitutes a true and correct copy of certain resolutions passed at a special meeting of the Board of Directors of Bayonne Industries, Inc. held on May 1, 1986 at 9th Floor, 321 St. Charles Avenue, New Orleans, Louisiana 70130; that all Directors were present and voting at said meeting; that said resolutions were passed unanimously and have been spread upon the minutes of the corporation; that said resolutions have not been revoked, rescinded or altered.

                      New Orleans, Louisiana, May 2, 1986.


                                             /s/ HOWARD W. STREIFFER
                                             -----------------------------------
                                             HOWARD W. STREIFFER
                                             Executive Vice-President-Finance